Exhibit 99.1

            PMC-Sierra Reports Third Quarter 2004 Results

    SANTA CLARA, Calif.--(BUSINESS WIRE)--Oct. 20, 2004--PMC-Sierra, Inc. (Nasdaq:PMCS):

    --  Q3 Net Revenues: $71.2 million

    --  Q3 Non-GAAP Net Income: $6.9 million or $0.04 per share
        (diluted)

    --  Q3 GAAP Net Income: $6.3 million or $0.03 per share (diluted)

    PMC-Sierra, Inc. (Nasdaq:PMCS), a leading provider of high-speed broadband communications and storage semiconductors and MIPS-Powered microprocessors, today reported its third quarter results for the period ended September 26, 2004.
    Net revenues in the third quarter of 2004 were $71.2 million compared with $85.7 million for the second quarter of 2004 and $63.1 million for the same period a year ago. This represented a decrease in revenues of 17 percent sequentially and an increase of 13 percent on a year-over-year basis.
    Net income in the third quarter of 2004 on a non-GAAP basis was $6.9 million (non-GAAP diluted earnings per share of $0.04) compared with non-GAAP net income of $14.9 million (non-GAAP diluted earnings per share of $0.08) in the second quarter of 2004. GAAP net income in the third quarter of 2004 was $6.3 million (GAAP diluted earnings per share of $0.03). This compares to GAAP net income of $15.4 million in the second quarter of 2004 (GAAP diluted earnings per share of $0.08).
    Non-GAAP net income in the third quarter of 2004 excludes $1.2 million in acquisition costs relating to a purchase of assets and $0.7 million in gain resulting from sales of investments. For a reconciliation of GAAP net income (loss) per share versus non-GAAP net income (loss) per share, see the supplemental schedule on page 7 of this release. The Company believes the additional non-GAAP measures provided are useful to investors for the performance of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance and planning for the Company's future periods. However, non-GAAP measures are neither in accordance with, nor are they a substitute for, GAAP measures.
    "Despite the recent softness in bookings due to inventory adjustments, PMC-Sierra is well positioned to participate in the current capital upgrade cycle in broadband infrastructure including fiber-to-the-curb, 3G wireless, Ethernet-over-SONET, and enterprise storage solutions," said Bob Bailey, president and chief executive officer of PMC-Sierra.

    New products and company announcements in Q3 2004 include the following:

    -- RM11200 1.8 GHz Dual CPU 64-Bit MIPS-Powered Multiprocessor -- we introduced the RM11200(TM), the company's third-generation highly integrated multiprocessor, which integrates two newly designed 1.8 GHz E11K(TM) CPU cores with multiple high-speed memory and I/O interfaces, including dual DDR2, dual PCI Express(TM), quad Gigabit Ethernet ports, and HyperTransport(TM). The RM11200 provides customers with high processing performance, low power and leading edge integration for networking, storage and communications applications such as routers, storage systems and DSLAMs.

    -- SAS Expander Products -- we introduced the maxSAS(TM) product line for end-to-end Serial Attached SCSI (SAS) solutions to be used in both the network and server attached storage applications. The product line includes 24 and 36 port SAS expanders, namely the SXP 24x3G and SXP 36x3G, as well as an innovative storage enclosure management processor, called the SMC-L. The PMC-Sierra maxSAS product family, combined with either the Adaptec AIC-9410 SAS controller or ASC-48300 SAS host bus adapter, provides storage equipment manufacturers with a complete end-to-end storage systems solution using either SAS or SATA hard disk drives.

    -- Open Source Network Computing (NC) initiative -- we announced the Open Source NC initiative at the Fall Processor Forum in San Jose to enable the rapid commercialization of low power thin client solutions for education, enterprise, self-service kiosks, and retail displays. PMC-Sierra's open source NC solution, the PMC Xiao Hu(TM) (pronounced `Sha hu', meaning "Little Tiger") is a commercially available single board solution co-developed with China's Tsinghua University, MIPS Technologies, Inc., and ATI Technologies, Inc. The combination of the PMC Xiao Hu board with Linux software and a MIPS-Powered microprocessor from PMC-Sierra achieves significant reduction in power and costs compared to the traditional desktop PC approach.

    -- Executive announcements: we announced the appointment of Thomas Brigiotta as Vice President of Worldwide Sales. Mr. Brigiotta comes to the position with more than 20 years of international sales experience and was formerly with Cadence Design Systems. The Company also announced the appointment of Steve Cadigan as Vice President of Human Resources. Mr. Cadigan has more than 15 years of international human resources experience and was formerly with Cisco Systems and Advanced Micro Devices.

    Third Quarter 2004 Conference Call

    Management will review the third quarter 2004 results and provide guidance for the fourth quarter of 2004 during a conference call at 1:30 pm Pacific Time/4:30 pm Eastern Time on October 20, 2004. To listen to the call, investors can access an audio webcast of the conference call on the Financial Events and Calendar section at http://investor.pmc-sierra.com/. A replay of this webcast will be posted and available two hours after the conference call has been completed. To listen to the conference call live by telephone, please dial 719-457-2625 approximately ten minutes before the start time. A telephone replay will be available 15 minutes after the completion of the call and can be accessed by dialing 719-457-0820 (replay access code is 945252). A replay of the webcast will be available for five business days.

    Fourth Quarter 2004 Conference Call

    PMC-Sierra is planning to release its results for the fourth quarter of 2004 in late January 2005. A conference call will be held on the day of the release to review the quarter and provide an outlook for the first quarter of 2005.

    Safe Harbor Statement

    PMC-Sierra's forward-looking statements regarding the broadband infrastructure capital upgrade cycle are subject to risks and uncertainties. Actual results may differ from these projections. Investments in broadband infrastructure vary over time and by type of end-user. Even if they invest in broadband infrastructure, service providers and enterprises may not maintain or increase their purchases of equipment containing PMC-Sierra's products, particularly equipment incorporating PMC-Sierra's newer products. The Company's SEC filings describe more fully the risks associated with market trends and sales of newer products, including rapid changes in demand due to customer inventory levels and production schedules, fluctuations in demand for networking equipment, and customer concentration. The Company does not undertake any obligation to update the forward-looking statements.

    About PMC-Sierra

    PMC-Sierra(TM) is a leading provider of high speed broadband communications semiconductors and MIPS-Powered(TM) processors for enterprise, access, metro, storage, wireless infrastructure and advanced consumer electronics equipment. The company offers worldwide technical and sales support, including a network of offices throughout North America, Europe and Asia. The company is publicly traded on the NASDAQ Stock Market under the PMCS symbol and is included in the S&P 500 Index. For more information, visit www.pmc-sierra.com.

    (C) Copyright PMC-Sierra, Inc. 2004. All rights reserved. E11K, maxSAS, PMC, PMC Xiao Hu, PMCS, PMC-Sierra, RM11200 and "Thinking You can Build On" are trademarks of PMC-Sierra, Inc. All other trademarks are the property of the respective owners.


                          PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (in thousands, except for per share amounts)
                             (unaudited)

                                           Three Months Ended
                                    --------------------------------
                                      Sep 26,    Jun 27,    Sep 28,
                                        2004       2004       2003
Net revenues
 Networking                          $ 71,173   $ 85,703   $ 63,100
 Non-networking                             -          -          -
                                    ---------- ---------- ----------
 Total                                 71,173     85,703     63,100

Cost of revenues                       21,024     23,843     21,868
                                    ---------- ---------- ----------
 Gross profit                          50,149     61,860     41,232


Other costs and expenses:
 Research and development              30,168     30,689     27,759
 Marketing, general and
   administrative                      12,148     12,203     12,031
 Amortization of deferred
  stock compensation:
   Research and development                 -          -          -
   Marketing, general and
    administrative                          -          -        313
 Acquisition costs                      1,212          -          -
 Restructuring costs                        -          -     (1,093)
                                    ---------- ---------- ----------
Income (loss) from operations           6,621     18,968      2,222

Interest and other income
 (expense), net                         1,320        978       (267)
Gain (loss) on extinguishment
 of debt                                    -          -      1,700
Gain (loss) on investments                655          -       (162)
                                    ---------- ---------- ----------
Income (loss) before provision
 for income taxes                       8,596     19,946      3,493

Provision for (recovery of)
 income taxes                           2,288      4,537        329
                                    ---------- ---------- ----------
Net income (loss)                    $  6,308   $ 15,409   $  3,164
                                    ========== ========== ==========

Net income (loss) per
 common share - basic                  $ 0.03     $ 0.09     $ 0.02
Net income (loss) per
 common share - diluted                $ 0.03     $ 0.08     $ 0.02

Shares used in per share
 calculation - basic                  180,280    179,570    174,118
Shares used in per share
 calculation - diluted                187,968    190,136    186,137


                          PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (in thousands, except for per share amounts)
                             (unaudited)

                                                Nine Months Ended
                                             -----------------------
                                                Sep 26,     Sep 28,
                                                  2004        2003
Net revenues
 Networking                                   $ 235,536   $ 178,096
 Non-networking                                       -         768
                                             ----------- -----------
 Total                                          235,536     178,864

Cost of revenues                                 68,624      65,054
                                             ----------- -----------
 Gross profit                                   166,912     113,810


Other costs and expenses:
 Research and development                        89,659      90,880
 Marketing, general and administrative           36,276      36,798
 Amortization of deferred
  stock compensation:
   Research and development                           -         317
   Marketing, general and administrative            697         421
 Acquisition costs                                1,212           -
 Restructuring costs                                  -      12,811
                                             ----------- -----------
Income (loss) from operations                    39,068     (27,417)

Interest and other income (expense), net          3,124         175
Gain (loss) on extinguishment of debt            (1,845)      1,700
Gain (loss) on investments                        9,242       2,331
                                             ----------- -----------
Income (loss) before provision
 for income taxes                                49,589     (23,211)

Provision for (recovery of) income taxes         11,025      (5,695)
                                             ----------- -----------
Net income (loss)                             $  38,564   $ (17,516)
                                             =========== ===========

Net income (loss) per common share - basic       $ 0.21     $ (0.10)
Net income (loss) per common share - diluted     $ 0.20     $ (0.10)

Shares used in per share
 calculation - basic                            179,420     172,603
Shares used in per share
 calculation - diluted                          190,135     172,603


As a supplement to the Company's consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, the Company provides additional non-GAAP measures for net income (loss) and net income (loss) per share in its press release.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the performance of financial analysis. Management uses these measures internally to evaluate its in-period operating performance and the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.


                          PMC-Sierra, Inc.
              Reconciliation of GAAP net income (loss)
                    to Non-GAAP net income (loss)
                           (in thousands)
                             (unaudited)

                                            Three Months Ended
                                      ------------------------------
                                       Sep 26,    Jun 27,   Sep 28,
                                       2004 (1)   2004 (2)  2003 (3)

GAAP net income (loss)                 $ 6,308   $ 15,409   $ 3,164

Amortization of deferred
 stock compensation                          -          -       313
Reversal of provision for excess
 inventory resulting from the sale
 of inventory that was previously
 provided for                                -       (651)        -
Acquisition costs                        1,212          -         -
Restructuring costs                          -          -    (1,093)
Impairment of other investments              -          -         -
(Gain) loss on extinguishment of debt        -          -    (1,700)
(Gain) loss on sale of investments        (655)         -       162
Income tax effect of above items             -        163         -
                                      --------- ---------- ---------
Non-GAAP net income (loss)             $ 6,865   $ 14,921   $   846
                                      ========= ========== =========

Non-GAAP net income (loss)
 per share - diluted                    $ 0.04     $ 0.08    $ 0.00

Shares used to calculate non-GAAP net
 income (loss) per share - diluted     187,968    190,136   186,137


Non-GAAP adjustments

The above amounts have been adjusted to eliminate the following:

(1) $0.7 million gain on sales of investments and $1.2 million acquisition costs relating to a purchase of assets.

(2) $0.7 million reversal of a provision for excess inventory resulting from the sale of inventory that was previously provided for and $0.2 million income tax effect related to this non-GAAP adjustment.

(3) $0.3 million amortization of deferred stock compensation, a $1.1 million net reversal of restructuring costs, $1.7 million gain on extinguishment of debt and $0.2 million loss on sale of investments. The $1.1 million net reversal of restructuring costs is comprised of a $4.5 million reversal of excess facilities costs related to our October 2001 restructuring, $3.1 million additional excess facilities costs related to sites abandoned in our March 2001 restructuring and $0.3 million of restructuring costs related to our January 2003 restructuring.


                          PMC-Sierra, Inc.
              Reconciliation of GAAP net income (loss)
                    to Non-GAAP net income (loss)
                           (in thousands)
                             (unaudited)

                                                 Nine Months Ended
                                              ----------------------
                                                 Sep 26,     Sep 28,
                                                2004 (4)    2003 (5)

GAAP net income (loss)                         $ 38,564   $ (17,516)

Amortization of deferred
  stock compensation                                 697         738
Reversal of provision for excess
 inventory resulting from the sale
 of inventory that was previously
 provided for                                      (651)          -
Acquisition costs                                 1,212           -
Restructuring costs                                   -      12,811
Impairment of other investments                       -       3,500
(Gain) loss on extinguishment of debt             1,845      (1,700)
(Gain) loss on sale of investments               (9,242)     (5,831)
Income tax effect of above items                    163      (1,860)
                                              ---------- -----------
Non-GAAP net income (loss)                     $ 32,588   $  (9,858)
                                              ========== ===========

Non-GAAP net income (loss)
 per share - diluted                             $ 0.17     $ (0.06)

Shares used to calculate non-GAAP
 net income (loss) per share - diluted          190,135     172,603


Non-GAAP adjustments

The above amounts have been adjusted to eliminate the following:

(4) $0.7 million amortization of deferred stock compensation, $0.7 million reversal of a provision for excess inventory resulting from the sale of inventory that was previously provided for, $1.2 million acquisition costs relating to purchase of assets, $1.8 million loss on extinguishment of debt, $9.2 million gain on sale of investments, and $0.2 million income tax effect related to these non-GAAP adjustments.

(5) $0.7 million amortization of deferred stock compensation, a $12.8 million net charge for restructuring costs, a $3.5 million charge for impairment of other investments, a $1.7 million gain on extinguishment of debt, a $5.8 million gain on sale of investments and $1.9 million recovery of taxes related to these transactions. The $12.8 million restructuring charge is comprised of $7.2 million for workforce reduction, $7.5 million for excess facilities, $1.5 million for asset impairments, $1.1 million for obligations incurred in connection with the closure of development sites and $4.5 million reversal of excess facilities costs related to our October 2001 restructuring.


                          PMC-Sierra, Inc.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                           (in thousands)
                             (unaudited)

                                               Sep 26,      Dec 28,
                                                 2004         2003

ASSETS:
Current assets:
 Cash and short-term investments (1)          $ 251,966   $ 411,928
 Accounts receivable, net                        20,516      21,645
 Inventories, net                                17,747      18,275
 Prepaid expenses and other current assets       14,547      12,547
                                             ----------- -----------
  Total current assets                          304,776     464,395

Investment in bonds and notes (1)               140,083      41,569
Other investments and assets                      4,640      11,336
Property and equipment, net                      16,661      20,750
Goodwill and other intangible assets, net        13,244       8,127
Deposits for wafer fabrication capacity           6,779       6,779
Deferred tax assets                                 274           -
                                             ----------- -----------
                                              $ 486,457   $ 552,956
                                             =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
 Accounts payable                              $ 16,941    $ 27,356
 Accrued liabilities                             43,281      50,240
 Income taxes payable                            48,427      36,171
 Accrued restructuring costs                     11,097      16,413
 Deferred income                                  9,577      15,720
 Current deferred income taxes                      609       1,051
                                             ----------- -----------
  Total current liabilities                     129,932     146,951

3.75% Convertible subordinated notes
 due August 15, 2006                             68,071     175,000
Deferred tax liabilities                             74         189

PMC special shares convertible into 2,897
 (2003 - 2,921) shares of common stock            4,434       4,519

Stockholders' equity
 Capital stock and additional
   paid in capital                              891,065     870,857
 Accumulated other comprehensive income             715       1,838
 Accumulated deficit                           (607,834)   (646,398)
                                             ----------- -----------
  Total stockholders' equity                    283,946     226,297
                                             ----------- -----------
                                              $ 486,457   $ 552,956
                                             =========== ===========

(1) Total cash and marketable investments, current and non-current, comprised of Cash and short-term investments plus Investments in bonds and notes, totaled $392.0 million and $453.5 million at September 26, 2004 and December 28, 2003, respectively.


                          PMC-Sierra, Inc.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (in thousands)
                             (unaudited)

                                                 Nine Months Ended
                                               ---------------------
                                                 Sep 26,    Sep 28,
                                                   2004       2003

Cash flows from operating activities:
 Net income (loss)                             $  38,564  $ (17,516)
 Adjustments to reconcile net income (loss)
 to net cash provided by (used in)
 operating activities:
  Depreciation and amortization                   12,442     23,628
  Impairment of other investments                      -      3,500
  Noncash restructuring costs                          -      1,490
  Loss (gain) on extinguishment of debt            1,845     (1,700)
  Gain on sale of investments and other assets    (9,242)    (5,818)
  Reversal of write-down of excess inventory        (651)         -
  Changes in operating assets and liabilities:
   Accounts receivable                             1,129     (1,828)
   Inventories                                     1,179      6,730
   Prepaid expenses and other current assets      (2,139)     3,216
   Accounts payable and accrued liabilities      (10,223)    (9,524)
   Income taxes payable                           12,256     17,025
   Accrued restructuring costs                    (5,169)  (114,200)
   Deferred income                                (6,143)    (2,278)
                                               ---------- ----------
    Net cash provided by (used in)
     operating activities                         33,848    (97,275)
                                               ---------- ----------

Cash flows from investing activities:
 Purchases of short-term
  held-to-maturity investments                    (8,237)   (16,538)
 Purchases of short-term
  available-for-sale investments                    (288)   (54,701)
 Proceeds from sales and maturities of
  short-term held-to-maturity investments              -    120,459
 Proceeds from sales and maturities of
  short-term available-for-sale investments       13,521    149,098
 Purchases of long-term held-to-maturity
  investments in bonds and notes                       -    (95,874)
 Purchases of long-term available-for-sale
  investments in bonds and notes                (191,980)         -
 Proceeds from sales and maturities
  of long-term held-to-maturity
  investments in bonds and notes                       -    189,973
 Proceeds from sales and maturities
  of long-term available-for-sale
  investments in bonds and notes                 113,378          -
 Purchases of investments and other assets        (5,991)    (1,304)
 Proceeds from sale of investments
  and other assets                                20,067      8,421
 Proceeds from refund of wafer
  fabrication deposits                                 -     15,213
 Purchases of property and equipment              (6,907)   (10,562)
 Purchase of intangible assets                    (5,675)         -
                                               ---------- ----------
    Net cash provided by (used in)
     investing activities                        (72,112)   304,185
                                               ---------- ----------

Cash flows from financing activities:
 Repurchase of convertible subordinated notes   (106,929)   (96,680)
 Proceeds from issuance of common stock           12,001     20,529
                                               ---------- ----------
    Net cash used in financing activities        (94,928)   (76,151)
                                               ---------- ----------

Net increase (decrease) in cash
 and cash equivalents                           (133,192)   130,759
Cash and cash equivalents,
 beginning of the period                         292,811     75,833
                                               ---------- ----------
Cash and cash equivalents,
 end of the period                             $ 159,619  $ 206,592
                                               ========== ==========


    CONTACT: PMC-Sierra
             Alan Krock, 408-988-1204
              Or
             David Climie, 408-988-8276 (Investor Relations)
              Or
             Susan Kirk, 408-988-8515 (Corp. Communications)